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                                                                   EXHIBIT 21.01



                                  ALUMAX INC.

                              LIST OF SUBSIDIARIES


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                                                                 Jurisdiction
                                                                      of
Name of Subsidiary                                               Corporation
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

Alamo Resources Corporation                                      Delaware
Alumax Inc.                                                      Nevada
Alumax Aluminum Corporation                                      Delaware
Alumax Becancour, Inc.                                           Delaware
Alumax Employee Services, Inc.                                   Delaware
Alumax Engineered Metal Processes, Inc.                          Delaware
Alumax Extrusions, Inc.                                          Pennsylvania
Alumax Extrusions, Inc.                                          New York
Alumax Foil Industrial Redevelopment Corporation                 Missouri
Alumax Foils, Inc.                                               Delaware
Alumax International Company                                     Nevada
Alumax Japan, Inc.                                               Delaware
Alumax Materials Management, Inc.                                Delaware
Alumax Mill Products, Inc.                                       Delaware
Alumax Primary Aluminum Corporation                              Delaware
Alumax Retiree Services, Inc.                                    Delaware
Alumax Semi-Fabricated Products, Inc.                            Delaware
Alumax Quebec, Inc.                                              Wyoming
Alumax 6100 South Broadway Redevelopment Corporation             Missouri
Alumax of South Carolina, Inc.                                   Delaware
Alumax Technical Center, Inc.                                    Delaware
Alumax Technical Services, Inc.                                  Delaware
Alumax Technology Corporation                                    Delaware
Alumax Warehouse Corporation                                     Delaware
Alumax of Washington, Inc.                                       Delaware
Alumet Corporation                                               Delaware
Canalco, Inc.                                                    Delaware
Eastalco Aluminum Company                                        Delaware
Hillyard Aluminum Recovery Corporation                           Delaware
Intalco Aluminum Corporation                                     Delaware
Kawneer Company, Inc.                                            Delaware
Kawneer Europe, Inc.                                             Delaware
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

                                                                 Jurisdiction
                                                                     of
Name of Subsidiary                                               Incorporation
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
Kawneer Germany, Inc.                                            Delaware
Mt. Holly Plantation, Inc.                                       Delaware
Murphy Properties, Inc.                                          Delaware
Alumax Asia Limited                                              Hong Kong
Alumax Asia Pacific Pty. Limited                                 Australia
Alumax de Mexico, S.A. de C.V.                                   Mexico
Alumax Europe N.V.                                               Belgium
Alumax Extrusions Australia Pty. Limited                         Australia
Alumax Extrusions B.V.                                           The Netherlands
Alumax Extrusions Limited                                        United Kingdom
Alumax Extrusions Mexico, S.A. de C.V.                           Mexico
Alumax Holdings B.V.                                             The Netherlands
Alumax Holdings de Mexico, S.A. de C.V.                          Mexico
Alumax Holdings S.A.                                             France
Alumax PD Holdings Pte Ltd. (50% Shareholder)                    Singapore
Alumax Polska Sp. zo.o.                                          Poland
Alumax Recycling B.V.                                            The Netherlands
Alumax S.A.                                                      Spain
Alumax U.K. Limited                                              United Kingdom
Aluminerie Lauralco, Inc.                                        Delaware
Amax Asia, Inc.                                                  Delaware
Asesoria Mexicana Empresarial, S.A. de C.V.                      Mexico
Comercializadora Alumax Extrusions
 Mexico, S.A. de C.V.                                            Mexico
Honduras-Rosario Mining Company                                  Delaware
Intalco Aluminum Company, Ltd.                                   Alberta, Canada
Kawneer Deutschland G.m.b.H.                                     Germany
Kawneer Company Canada Limited                                   Ontario, Canada
Kawneer Europe B.V.                                              The Netherlands
Kawneer France S.A.                                              France
Kawneer Installations Limited                                    Ontario, Canada
Kawneer Maroc S.A. (75% Shareholder)                             Morocco
Kawneer Polska Sp. zo.o.                                         Poland
Kawneer U.K. Limited                                             United Kingdom
Lauralco Quebec, Inc.                                            Delaware
Lauralco Superieur, Inc.                                         Delaware
Lauralco Trois-Rivieres, Inc.                                    Delaware
Rosario Mining of Nicaragua, Inc.                                Delaware
Rosario Properties, Inc.                                         Delaware
Rosario Resources Corporation                                    New York
The Durango Corporation                                          Delaware
The Fresnillo Company, Inc.                                      New York
Yunnan Xinmeilu Aluminum Foil Col., Ltd. (56% Shareholder)       China
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